Exhibit 5.1


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900



                                November 17, 2003
The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia 30303

         RE:      The Southern Company
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the above-captioned registration statement proposed to be filed by The Southern Company ("Southern") on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of $100,000,000 of obligations of Southern (the "Deferred Compensation Obligations") arising under The Southern Company Deferred Compensation Plan (the "Plan"). We have also examined certified copies of Southern's Certificate of Incorporation, as amended, and of its by-laws and are familiar with all proceedings relating to the Deferred Compensation Obligations.

         Based upon and subject to the foregoing, we are of the opinion that the Deferred Compensation Obligations have been duly authorized and, when accrued in accordance with the terms of the Plan, the Deferred Compensation Obligations will be valid, binding and legal obligations of Southern, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating or affecting creditors' rights generally and to general principles of equity, whether a proceeding at law or in equity.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the law of the State of Georgia.


           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.




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TROUTMAN SANDERS LLP
 ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

November 17, 2003
Page 2



         We hereby consent to the filing of this as an exhibit to the registration statement.

                                Very truly yours,

                             /s/Troutman Sanders LLP

                              TROUTMAN SANDERS LLP